Exhibit 32
Officers' Section 1350 Certifications
Each of the undersigned officers of Lennar Corporation, a Delaware corporation (the “Company”), hereby certifies that (i) the Company's Quarterly Report on Form 10-Q for the period ended February 28, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company's Quarterly Report on Form 10-Q for the period ended February 28, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	4/10/2017	/s/ Stuart Miller
		Name:	Stuart Miller
		Title:	Chief Executive Officer

Date:	4/10/2017	/s/ Bruce Gross
		Name:	Bruce Gross
		Title:	Vice President and Chief Financial Officer